Exhibit 10.7

ДОГОВОР АРЕНДЫ ОФИСНОГО ПОМЕЩЕНИЯ Я« А08-09/1
г. Москва«01» сентября 2009 г.

Closed joint-stock company «KASSIS» (in Russian - «КАСИСС»), on behalf of the General director Borisenko Andrey of Vasilyevich, the Charter acting the basis, called in the further «LANDLORD», on the one hand,
And the Limited Liability Company «RIOKOM», on behalf of the General director of Plavnika Romana Genrikhovicha, the Charter acting the basis, called in the further "TENANT", on the other hand, together called "Parties", separately "Party", have concluded the existing agreement as follows:

1. TERMINALOGY
If other does not follow from a context, the terms used in the existing agreement, have following values:
1.1. "premise" - uninhabited premises a total area 252,8 кв.m, located regarding a ground floor of an apartment house to the address of: Russia, Moscow, 33 Molodogvardeiskaya Street, building 1, and owned by LANDOLRD on the right Properties that proves to be true the Certificate on the state registration of the right on Real estate from July, 01st, 2004, the form of a series 77 АB № 186075, borders, which are designated by color lines on the plan (the Appendix 1), being integral part of the existing agreement.

1.2. "communications" - any existing or future systems in premise for transfer of substances or energy, and also any auxiliary the equipment applied them or supplementing them, including systems of heating and submissions of the electric power, water supply, services of the water drain, telecommunication, the Internet, systems of the fire signal system, system of ventilation of air;

1.3. «Guaranteed Payment» - Guaranteed Paymentat a rate of, specified in item 6.1 of the existing agreement which is way of maintenance of execution obligations of the TENANT under the existing agreement;

1.4. "Operating Costs" - charges, which were made or have to be made by LANDLORD for the maintenance of the Premise and which should be compensated by LANDOLRD by the TENANT by way of, established in the existing agreement.

2.   ПРЕДМЕТ ДОГОВОРА

2.1.           LANDLORD обязуется предоставить АРЕНДАТОРУ Помещение, указанное в  п.   1.2.   настоящего  Договора,  за  плату     во  временное   владение  и   пользование,  а АРЕНДАТОР принимает Помещение и обязуется ежемесячно вносить арендную плату.

2. THE SUBJECT OF THE AGREEMENT

2.1. LANDLORD guarantees to give to the TENANT a Premise specified in item 1.2. The existing agreement, for a payment in time possession and using, and The TENANT accepts the Premise and guarantees to bring a rent monthly.

2.2. The special-purpose designation of the Premise - leases the Premise for its use as office premise.

3. TERM OF THE AGREEMENT

3.1. Term of rent of the Premise is established from September, 01st, till July, 31st, 2010 Term of rent makes 11 months.

3.2. The TENANT properly executing the duties under the AGREEMENT, with other things being equal has the right of priority before the termination of the AGREEMENT. The TENANT is obliged to notify in writing LANDLORD on desire to conclude such AGREEMENT not later than 2 (two) months before the termination of action of the AGREEMENT. At the conclusion of the AGREEMENT of rent for new term of the treaty provision of rent including the size of a constant component of a rent, are a subject to change under the agreement of parties.

4. THE ORDER OF TRANSFER OF THE PREMISE IN RENT AND THE ORDER OF ITS RETURN

4.1. LANDLORD it is obliged to transfer the TENANT the Premise till «01» September, 2009 thus LANDLORD by the moment of transfer it is obliged to prepare Premise to such transfer.

4.2. The premise is considered transferred LANDLORD to the TENANT from the date of signings of the Certificate of reception-transfer of the Premise from LANDLORD to the TENANT.

4.3. Together with the Premise to acceptance is a subject established and being in it property and the equipment specified in the Appendix 2 to existing agreement. Acceptance-transfer of the given equipment is made under the Certificate of reception-transfer Premises.

4.4. Not later than 3 (three) working days from the date of AGREEMENT term expiration TENANT it is obliged to transfer LANDOLRD the Premise belonging LANDOLRD, under the Certificate of reception-transfer of the Premise, preliminary having released Premise from any property of the TENANT, and also property and the equipment, Specified in the Appendix №2 to the existing agreement. A premise and property and The equipment specified in the Appendix №2 to existing agreement are considered returned to  LANDOLRD from the moment of signing the Certificate of reception-transfer by both parties.

4.5. Thus the separable improvements made by the TENANT, are it the property. Cost of the inseparable improvements made by the TENANT in Premise without written sanction of LANDLORD, is not a subject to compensation.

5. The RENT PAYMENT

5.1. The TENANT guarantees to pay for using the Premise LANDOLRD during term of rent of the Premise a rent which consists from two parts - a constant and a variable. Thus,

5.1.1. - a constant component at a rate of 73 000 (seventy three thousand) rbl. 00 kopecks, the VAT iIt is not assessed, in connection with application of the simplified system of the taxation LANDLORD (the Notice 9017 from 12.12.2008) for one month of rent, during first three months of rent, i.e. during with 01.09.2009 on 30.11.2009;

5.1.2. - a constant component at a rate of 220 000 (two hundred twenty thousand) rbl. 00 kopecks, the VAT it is not assessed, in connection with application of the simplified system of the taxation LANDLORD (the Notice 9017 from 12.12.2008) for one month of rent, during the next months of rent, since the fourth month, i.e. during with 01.12,2009 on 31.07.2010;

5.1.3. - the variable part (Operating Costs) - is defined proceeding from the charges falling the area, borrowed by the TENANT.

5.2. A constant component of a rent:

5.2.1. - for incomplete month of using in the Premise it is estimated proceeding from monthly rent, quantity of days in a month and quantities of days of month, during, which the TENANT uses the Premise.

5.2.2. - can be reconsidered (both aside increases, and aside reduction) in case of change of really developing prices, and also owing to the factors influencing estimated cost, in structure of, the characteristic and costs not more often an once in a year and no more than for 10 (ten) percent/JT the tenant 3 constant components of a rent.

5.3. A variable part of a rent:

5.3.1. - includes the Operating Costs consisting from monthly charges LANDLORD on maintenance of submission of the electric power, service telephone communications, including international and long-distance, the Internet, services security signal systems.

5.3.2. - for incomplete month of using in the Premise it is estimated proceeding from an a share TENANT of cost of service of the Premise in the corresponding month, divided on 365 (or 366) days and increased by quantity days of month during which the TENANT uses the Premise.

5.3.3. - it is defined LANDLORD independently and it is fixed in the account LANDLORD, exposed to the TENANT.

5.4. The party, offering to change the size of a rent, should present to other Party the documents confirming and proving its necessity changes.

5.5. In case of change of the size of a rent of the Party conclude the additional agreement to the existing agreement, and, accordingly, the size rent it is considered payments changed from the date of signing corresponding additional Agreements the authorized representatives of both Parties.

6.   GUARANTEED PAYMENT

6.1. The TENANT guarantees to pay LANDOLRD Guaranteed Paymentat a rate of 440 000 (four hundred forty thousand) rbl. 00 kopecks, the VAT is not assessed in connection with application LANDLORD of the simplified system of the taxation.

6,2. The size guaranteed payment is fixed and is not a subject to change during validity of the AGREEMENT.

6.3. The amount of guaranteed payment is at the disposal of and in using LANDLORD till the moment of return of the sum guaranteed payment to the TENANT in case of cancellation of the existing agreement, in view of positions of items 6.4., 6.6 and 6, 7 existing agreements; thus percent for using the sum guaranteed payment in favor of the TENANT are not charged.

6.4. In case of damage of the Premise or property and equipment LANDLORD (and also their any parts), events on fault of the TENANT, or drawing LANDOLRD of other losses as a result of other infringements by the TENANT of the obligations under the existing agreement (illegal erection in constructions, non-observance of the normative documents adjusting carrying out of sanitary, ecological, fire-prevention works and actions) under the mutual agreement of the TENANT and LANDLORD such losses .могут to be compensated due to the sum обеспечительного of payment.

6.5. The parties agree, that entering by the TENANT guaranteed payment does not give the TENANT the right to keep any sums or to not execute the obligations under the existing agreement.

6.6. In view of positions of item 6.4. The existing agreement, Guaranteed Paymentor its remained part should be returned to the TENANT within 10 (ten) working days from the date of cancellation of the existing agreement.

6.7. Under the agreement of parties Guaranteed Payment can be зачтен on account of payment of a rent for last two months of term of rent, and in that case item 6.6. The existing agreement it is not applied.

7. The ORDER of ENTERING of the RENT, OPERATING COSTS And GUARANTEED PAYMENT

7.1. The TENANT guarantees to pay LANDOLRD a rent and Guaranteed Payment in following terms:

7.1.1. Guaranteed Payment is brought in time not later than 16 » October 2009

7.1.2. The constant component of a rent is brought monthly, on the basis of exposed LANDLORD accounts, by entering an advance payment up to 05 (fifth) current month of rent, except for entering a rent for the first month of rent.

7.1.2.1. The constant component of a rent for the first month of rent is brought on the basis of exposed LANDLORD accounts, by entering an advance payment up to 10.09.2009

7.1.3. The variable part of a rent is paid monthly not later than 5 (Five) working days from the date of exhibiting corresponding account LANDLORD for the last month of rent.

7,2. LANDLORD exposes to the TENANT of the account on payment in the following order:

7.2.1. Concerning guaranteed payment and a constant component rent payments not later than 5 days prior to day of payment; thus together with the account on payment constant component of rent LANDLORD makes out the Certificate of the rendered services, and, having signed it from its part, transfers the TENANT;

7.2.2. Concerning a variable part - not later than 20 (twentieth) dates, following after settlement month. The Certificate also is applied on the account on rendered services with the appendix of documents and calculation or their spears confirming cost the Operating Costs made LANDLORD and shown to the TENANT for payment.

7.2.3. In case of delay LANDLORD in granting any account day of payment under such account is removed on the quantity of days equal to the period of a delay LANDLORD.

7.3. If in account LANDLORD other the TENANT carries out payments under the existing agreement translation into the bank account specified LANDLORD in the existing agreement is not specified.

7.4. Any payment under the existing agreement is considered carried out by one Party and received by other Party during the moment of transfer of means for the correspondent account of bank of the addressee of payment.

8. THE RIGHTS AND DUTIES OF THE PARTIES
8.1. LANDLORD guarantees:

8.1.1.передать the Premise by way of and in time, stipulated items 4.1., 4.2. The existing agreement, in a condition, allowing its normal operation;

8.1.2.производить current and major overhaul of the Premise, in case of need its carrying out;

8.1.3. To provide to the TENANT an opportunity of unobstructed possession and usings the Premise on conditions of the existing agreement, without intervention LANDLORD to not limit somehow the TENANT in using Premise to destination, specified in item 2.2. AGREEMENTs and to not carry out action, which can lead to such restriction;

8.1.4. To not interfere with economic activities of the TENANT, if it not contradicts treaty provisions;

8.1.5. To provide a premise for its operation by the TENANT the attached electric capacities;

8.1.6. In case of occurrence of failure or failure of the engineering equipment and communications, immediately to take all necessary measures to elimination of failures, arisen in not on fault of the TENANT, and their consequences at own expense, for exception of cases when failure or failure has occured on fault of the TENANT and on the rented area;

8.1.7.tell the TENANT about all rights of the third parties on leased the Premise;

8.1.8.в a case of planned transfer of the property right to the Premise in writing to inform on it the TENANT not later than 1 (one) month before prospective transfer;

8.1.9.обеспечить the Premise means of fire safety;

8.1.10. to satisfy in full all a condition of the existing agreement.

8.2. LANDLORD has the right:

8.2.1. without limitations access to the Premise with the purpose of its survey for observance of conditions of the existing agreement, preliminary having coordinated time of check with the TENANT;

8.2.2. without any restrictions to sell, transfer the rights and to a duty, to put in pawn and otherwise to dispose of the rights to the Premise, the ground area on which it is located (both as a whole, and regarding), and also to transfer the rights and-or duties or to put in pawn the rights under the existing agreement (both as a whole, and regarding) without necessity of reception of the consent of the TENANT, but with a condition of the obligatory notice of the last;

8.2.3.на the inseparable improvements of the Premise made by the TENANT which are property LANDLORD;

8.2.4. request duly entering of a rent and guaranteed payment according to treaty provisions.

8.3. The TENANT guarantees:

8.3.1 .использовать a rented Premise exclusively on a special-purpose designation;

8.3.2.в a target date to accept the Premise, property and the equipment specified in the Appendix №2 to existing agreement under the Certificate of reception-transfer of the Premise from LANDLORD and on AGREEMENT term expiration to return the Premise, property and the equipment specified in the Appendix №2 to existing agreement LANDOLRD by way of, stipulated by the AGREEMENT;

8.3.3.уплачивать a rent and Guaranteed Paymentat a rate of and the terms established by the AGREEMENT;

8.3.4. With a view of inspection of a condition of the Premise to provide LANDOLRD access to the Premise to reasonable time and under condition of granting preliminary notices;

8.3.5. To not suppose the actions leading deterioration of ecological conditions, fire-prevention safety, building and sanitary norms and rules in, immediately to direct LANDOLRD the notice in writing of presence about any/or polluting or hazardous to health substances or about any defects Premises.

8.3.6. To not direct the application with the purpose of reception of any consent the state bodies and institutions of local government concerning the Premise or its uses without preliminary written consent LANDLORD.

8.3.7. In case of need receptions of any sanctions or agreements between LANDLORD and TENANT is obliged to give LANDOLRD any information, which that can reasonably demand;

8.3.8. Independently and at own expense to organize performance of works on cleaning and to the maintenance of the Premise in proper condition to contain the communications which are being in Premise, in cleanliness and free from any poisonous, dangerous or harmful
Substances;

8.3.9. timely notify LANDLORD and corresponding emergency services about any damage, failure or other event, put (or threatening to put) to the Premise damage, and immediately to take all possible measures on prevention of threat of the further destruction or damage of the Premise with a reasonable degree of care;

8.3.10. Independently and at own expense to carry out protection of values inside Premises.

8.3.11. To not use the Premise:

(1) way at which the noise level in comparison considerably increases with operating specifications;
(2) way which represents potential danger or can to cause damage LANDOLRD or to the third parties;
(3) way or with a view of, mismatching requirements of the legislation the Russian Federation;
(4) way which attracts an overload of the communications serving Premise.

8.3.12. To not concede, to not pawn and-or to not burden otherwise, not to hand over in sublease, and also to not transfer in possession or using to the third parties Premises as a whole either their part or the rights and duties under the existing agreement as a whole or their part without the written consent to that LANDLORD.

8.3.13. To not make in without the written sanction LANDLORD the linings hidden both opened проводок and communications, re-plannings and re-equipment. At detection of autocratic reorganizations, infringements of integrity of walls, partitions or overlappings, alterations or linings of networks, deforming an original form of the Premise, those should be liquidated the TENANT, and the Premise is resulted by it in an initial condition at own expense in the term defined by the Parties.

8.3.14. At realization of the activity and use of the Premise to observe requirements of bodies of the state supervision, other supervising bodies, and also branch rules and the norms operating concerning kinds of activity the TENANT and use of the Premise rented by it.

8.4. The TENANT has the right:

8.4.1. To use the Premise on the conditions established by the existing agreement;

8.4.2. To designate the site in by accommodation of a signboard
Before an input in the Premise;

8.4.3. By own strength and at own expense to establish in the equipment, which is necessary for it for realization of commercial activity;

8.4.4. To establish the signal system and other systems of protection;

8.4.5. To hand over the premise transferred to it in sublease to any legal or to the physical person, preliminary having received written approval LANDLORD;

8.4.6. After validity of the AGREEMENT or at its prescheduled cancellation to withdraw made by the TENANT in improvement which can be are separated without damage to a premise (separable improvements);

8.4.7. In process of presentation of documents and carrying out of inventory made charges to receive from LANDLORD cost of inseparable improvements of a premise, made by the TENANT at own expense from the preliminary written approval by LANDLORD;

8.4.8. In case of if the TENANT properly carries out taken up obligations under the AGREEMENT it has the primary right before other persons on the conclusion of the AGREEMENT of rent for following term, provided that the Parties not later than 1 (one) month prior to the expiration validity of the existing agreement will manage to agree about costs of a rent for new term of rent,

9. THE RESPONSIBILITY OF THE PARTIES

9.1. In case of default or inadequate execution of obligations under the existing agreement of the party bear the responsibility according to the civil legislation acting on territories of the Russian Federation.

9.2. Under the existing agreement the TENANT pays infringement of term of entering of a rent LANDOLRD under its written requirement пени at a rate of 0,1 (a zero of the whole one tenth) percent from not paid sum per every day of delay.

9.3. In case of непредставления LANDLORD Premises in agreed periods LANDLORD pays to the TENANT the penalty at a rate of 0,1 (a zero of the whole one tenth) percent from the sum of a rent per every day of delay.

10. FORCE MAJEURE

10.1. Force majeure circumstances mean force majeure or events which the Party could not neither expect nor prevent reasonable means, including, without restriction, acts of nature, wars, revolutions, revolts, mass disorders, radioactive or chemical infection, ionizing radiation, action (inactivity) of authorities, acceptance of laws and other statutory acts, and also other circumstances which are being outside of the reasonable control of the Party, that lack of money resources cannot be force majeure circumstance.

10.2. Each of the Parties is relieved from the responsibility for full or partial default of the obligations under the existing agreement if such default was it is caused by the force majeure circumstances which have arisen after the conclusion of the present AGREEMENT. Similar clearing of the responsibility concerns only to obligations, appropriate which execution has appeared impossible owing to such circumstances Force majeure, and only for the period of existence of circumstances insuperable Forces.

10.3. The party referring force majeure circumstances, should Immediately after occurrence of similar circumstances to notify on them other Party in written form.

10.4. In case of if force majeure circumstances proceed more than 3 Month or if there are sufficient bases to believe, that circumstances force majeure will proceed more than 3 months, and also in the event that force majeure circumstances is the edition of the нормативно-legal certificate or the certificate of application of the right, the Party undertake to enter negotiations and to make such changes in the existing agreement which are necessary that the Parties could to continue execution of the obligations under the existing agreement thus, which is most close to initial intentions of the Parties.

11, CONFIDENTIALITY

11.1. Each of the Parties guarantees to not use with a view of, not connected with execution of the existing agreement, and to not open to any persons (except for the persons specified below) without preliminary written consent of other Party any information which makes or could make a trade secret. Under the information which makes a trade secret, any information as which the Party would consider at existing customs of a business turn to the confidential, allowing Party under existing or possible circumstances is meant to increase incomes, to avoid unjustified charges, to keep position on a commodity market, works, services or to receive other commercial benefit, and would open it only to the persons requiring it with a view of realization of activity or manufactures of work for such Party and guaranteeing observance of confidentiality.

11.2. Each of the Parties has the right to open the specified commercial information:

(1) lawyers, bookkeepers, auditors in any volume;
(2) Bank or other financial establishment - in the volume necessary for Realization of payments under the existing agreement;
(3) State Bodies - in the volume established by the legislation, or on the basis of the decision of court or the arbitration court having a binding force for the corresponding Party.

12. THE ORDER OF CHANGE, CANCELLATION AND THE TERMINATION OF THE AGREEMENT

12.1. Change and (or) additions to the existing agreement or its cancellation it is supposed under the agreement of parties. Вносимые changes and (or) additions to the present to the AGREEMENT are made out in writing in the form of additional agreements, which will be an integral part of the existing agreement.

12.2. The TENANT has the right to refuse in the unilateral (extrajudicial) order from execution of the existing agreement (owing to what the existing agreement will be considered terminated), having notified on it LANDLORD in written form not later than for 2 (Two) months before prospective date of cancellation.

12.3. LANDLORD has the right to refuse in the unilateral (extrajudicial) order from executions of the existing agreement (owing to what the existing agreement will be considered terminated) by a direction of the notice in writing to the
TENANT not less than for 2 (two) months before date of prospective cancellation in following cases:

12.3.1. If the TENANT more than two times successively after established the AGREEMENT of term does not bring a rent either its part or any other sum, a subject payment under the existing agreement;

12.3.2. If the TENANT significantly breaks or does not execute the obligations of the TENANT established by the existing agreement on possession and to using the Premise, thus under essential infringements are understood:

(1) uses the Premise or the communications located in it not on target to purpose;
(2) uses the Premise in the ways stipulated in subitems (2) - (4) item 8.3.11. The existing agreement;
(3) without the written preliminary coordination with LANDLORD makes in the work, demanding such coordination; or
(4) does not contain the Premise in proper condition, including does not clean them, spoils and-or destroys it and-or wrongfully changes it; or
(5) without written preliminary consent LANDLORD concedes, pawns and-or otherwise burdens, hands over in sublease, and also transfers in possession or using to the third parties the Premise as a whole either its part or the rights and duties under the existing agreement as a whole or their part, or

12.3.3. Other cases established by the existing agreement, PROVIDED THAT:

(1) Before to carry out the right to unilateral refusal of execution the existing agreement of rent owing to неоплаты, LANDLORD should direct to the TENANT the notice in writing about неоплате and to give to it 14 (fourteen) days from the moment of reception of the specified notice for payment of debts; and
(2) Before to carry out the right to unilateral refusal of execution
The existing agreement owing to essential infringement or not execution the TENANT of the obligations established by the existing agreement, if such infringements can be eliminated, LANDLORD should direct to the TENANT written the notice on default by the TENANT of its duties based on the existing agreement to give to it 14-day's term from the moment of reception of the specified notice for elimination of infringements,

12.4. On other bases the existing agreement can be will terminate in consent the parties or on demand LANDLORD or the TENANT under the decision of court by way of, established by the civil legislation.

13. The RESOLUTION OF DISPUTES

13.1. Disputes and disagreements which can arise at execution of the present AGREEMENTs, are resolved, whenever possible, by negotiations between the Parties.

13.2. For realization of this order the interested Party in case of infringement its rights should address with the written claim to other Party in which should be specified:

13.2.1. - the concrete fact of infringement of the obligation referring to item
The existing agreement or the нормативно-legal certificate, which condition are broken;

13.2.2. - documents, materials, the data confirming the fact of infringement
Obligations (with their appendix to the claim);

13.2.3. - the requirements on elimination admitted or prospective infringements of the right.

13.3. The party which has received the claim, should direct to other party reasonable the answer to the claim е to the written form within 14 (fourteen) days from the date of its reception.

13.4. In case of non-observance by other Party of term of a direction of the answer on or not directions of the answer to the claim, it is considered the claim, that the Party, whose right it is broken, followed the pre-judicial order of settlement of dispute.

13.5. In case of impossibility of the resolution of disputes by negotiations of the Party after
Realizations of procedure of pre-judicial settlement of disagreements transfer them on consideration according to the remedial legislation of the Russian Federation in arbitration court of Moscow.

14. ADDITIONAL CONDITIONS

14.1. The existing agreement represents the full agreement of the Parties and any correspondence either oral or written arrangements between the Parties, not reflected in the existing agreement, are not valid and are void.

14.2. At interpretation of the existing agreement it is necessary to consider, that:
- In case of if reception of approval or consent LANDLORD, is required they are considered valid only in case they are given in writing;
- Days are meant as calendar days if other directly is not specified in the AGREEMENT;
- The working days are meant as the usual working days in Russian Federations at five-day working week;
- Words "including", "including" and "including" are considered without restriction interpretation listed;
- Headings of clauses and appendices of the existing agreement are resulted only for convenience of perusal also should not be used for interpretation of the maintenance of the existing AGREEMENTs;
- Any reference in the text of the AGREEMENT on the AGREEMENT is the reference to the existing agreement Rent of office premise;
- If from a context other does not follow, any reference to item or the Appendix means the reference to corresponding item or the appendix of the existing agreement;

14.3. If any condition or position of the existing agreement will be recognized the void, illegal or inapplicable decision for any reason of the court or otherwise, this invalidity, illegality or inapplicability do not influence and do not interfere with legality, the validity and applicability of other conditions and positions of the existing agreement. The parties undertake to undertake actions on entering additions, change or replacement of all and each similar void or illegal position valid, lawful and применимыми positions which should have the economic result as much as possible approached to initial intention of the Parties, and should not entail revision of essential conditions and positions of the existing agreement.

14.4. The existing agreement is signed in duplicate in Russian, on one for each of the parties.

14.5. In case of change post and (or) bank requisites of the Party are obliged in 3 day term to notify on it each other. In case of not directions in established term of the notice, other Party, having executed the obligation on old requisites, will be to be considered properly executed treaty provisions.

14.6. Appendices to the existing agreement:

14.6.1. The appendix 1 - the Copy поэтажного the plan;

14.6.2. The appendix 2 - the List of property and the equipment located in Premise;

14.6.3. The appendix 3 - the Copy of the Certificate on the state registration the rights to real estate from July, 01st, 2004, the form of a series 77 АБ 186075.

15. ADDRESSES & BANKING INFO: